Exhibit 99.1
Ipsen and Medicis Announce Acceptance of Reloxin(R) BLA in Aesthetics by FDA
Ipsen (Paris:IPN) and Medicis (NYSE: MRX) today announced that the Food and Drug Administration (“FDA”) has accepted the filing of Ipsen’s Biologics License Application (“BLA”) for Reloxin®, its botulinum toxin type A in aesthetic use (glabellar lines) in the United States. This acceptance signifies the start of the review process of the dossier.
In accordance with the agreement between the two parties, Medicis will pay Ipsen approximately $25 million in connection with the announcement made today. Subject to approval of the BLA by the FDA, Medicis will pay to Ipsen a further $75 million and will commercialize Reloxin® in the U.S.
About Ipsen’s Botulinum Toxin Type A
As of April 2008, Ipsen’s botulinum toxin type A, developed in the field of aesthetic medicine in the U.S., Canada and Japan under the trademark Reloxin®, is approved for aesthetic indications in 23 countries: Argentina, Australia, Belarus, Brazil, Columbia, Ecuador, Egypt, El Salvador, Germany, Honduras, Israel, Kazakhstan, Mexico, Moldova, New Zealand, Philippines, Slovak Republic, South Korea, Ukraine, Uruguay, Venezuela, Vietnam, and Russia (in Russia, it is the first botulinum toxin type A approved in this field). Ipsen is also pursuing regulatory approval for medical indications for the product in certain additional key international markets.
Dysport® is a neuromuscular blocking toxin which acts to block acetylcholine release, hence reducing muscular spasm, and was initially developed for the treatment of motor disorders and various forms of muscular spasticity, including cervical dystonia (a chronic condition in which the neck is twisted or deviated), spasticity of the lower limbs (heal) in children with cerebral palsy, blepharospasm (involuntary eye closure) and hemifacial spasm. It was later developed for the treatment of a wide variety of neuromuscular disorders and aesthetic medicine. Dysport® was originally launched in the United Kingdom in 1991 and has marketing authorisations in over 70 countries (at 31 March 2008). Ipsen has also recently filed a BLA for Dysport® in cervical dystonia to the FDA.
About Ipsen
Ipsen is a European pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. The company’s development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders) which are growth drivers, and primary care products which contribute significantly to its research financing. This strategy is also supported by an active policy of partnerships. The location of its four R&D centres (Paris, Boston, Barcelona, London) gives the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. In 2007, Research and Development expenditure was €185 million, in excess of 20% of consolidated sales, which amounted to €920.5 million while total revenues amounted to €993.8 million (in IFRS). More than 700 people in Research & Development are dedicated to the discovery and development of innovative drugs for patient care. Ipsen’s shares are traded on Segment A of Eurolist by EuronextTM (stock code: IPN, ISIN code: FR0010259150). Ipsen’s shares are eligible to the “Service de Règlement Différé” (“SRD”) and the Group is part of the SBF 120 index. For more information on Ipsen, visit our website at www.ipsen.com.
Ipsen Forward-looking statements
The forward-looking statements and targets contained herein are based on Ipsen’s management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein. The Group does not commit nor gives any guarantee that it will meet the targets mentioned above. Moreover, the Research and Development process involves several stages at each of which there is a substantial risk that the Group will fail to achieve its objectives and be forced to abandon its efforts in respect of a product in which it has invested significant sums. Therefore, the Group cannot be certain that favorable results obtained during pre-clinical trials will be confirmed subsequently during clinical trials, or that the results of clinical trials will be sufficient to demonstrate the safe and effective nature of the product concerned. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based, unless so required by applicable law. The Group also faces the risk of product liability claims relating to their safety, notably for its neuromuscular disorders products (marketed under the brand name Dysport® notably) that may cause, or may appear to cause, serious adverse side effects or potentially dangerous drug interactions if misused or improperly prescribed. The Group is subject to adverse event reporting pharmacoviligance obligations that require to report to regulatory authorities if the Group’s products are associated with serious adverse events, including patient death or serious injury. These adverse events, among others, could result in additional regulatory constraints, such as additional requests from the regulatory authorities during reviews of applications filed for marketing approvals in various countries which could delay the launch time of the given products in new markets, the performance of costly post-approval clinical studies or revisions to the approved labeling limiting the indications or patient population for the Group’s products or could even lead to the withdrawal of a product from the market. Such events could harm the sales of the product and therefore have a material negative impact on the Group’s financial situation. Furthermore, any adverse publicity associated with such an event could cause consumers to seek alternatives to the Group’s products, which may cause sales to decline, even if the Ipsen product at stake is ultimately determined not to have been the cause of the reported serious adverse event. Ipsen’s business is subject to the risk factors outlined in its information documents filed with the French Autorité des Marchés Financiers.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. The Company’s products include the prescription brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS® (fluocinonide) Cream, 0.1%, and ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Medicis Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including the timing associated with FDA’s response to the submission and the potential commercialization of Reloxin®. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2007, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. RESTYLANE® and PERLANE® are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other trademarks are the property of their respective owners.
Contact:
Ipsen
Didier Véron
Director of Public Affairs and Corporate Communications
Tel.: +33 (0)1 44 30 42 38

Fax: +33 (0)1 44 30 42 04
didier.veron@ipsen.com
or
David Schilansky
Investor Relations Officer
Tel.: +33 (0)1 44 30 43 31
Fax: +33 (0)1 44 30 43 21
david.schilansky@ipsen.com
or
Medicis
Kara Stancell
Executive Director, Investor Relations and Corporate
Communications
(480) 291-5854
kstancell@medicis.com